Exhibit 99.1

Minerva Neurosciences Appoints Dr. Inderjit Kaul to the Company’s Board of Directors

BURLINGTON, Mass. – November 19, 2025 (GLOBE NEWSWIRE) – Minerva Neurosciences, Inc. (Nasdaq: NERV), a clinical-stage biopharmaceutical company focused on the development of therapies to treat central nervous system disorders, today announced the appointment of Dr. Inderjit Kaul, Chief Medical Officer of Draig Therapeutics, to the board of directors. Dr. Kaul will also serve as a consultant to the Company for the future clinical development of roluperidone.

Last month, the Company announced successfully raising up to $200 million in a private placement to fund a confirmatory Phase 3 trial for roluperidone for the treatment of negative symptoms in patients with schizophrenia, resubmission of its New Drug Application and preparation for US commercial launch, if approved. In conjunction with the financing, Minerva will bring on additional board members with significant schizophrenia clinical trial experience, to further strengthen and support clinical operations and the conduct of the confirmatory Phase 3 trial of roluperidone.

“I am delighted to welcome Dr. Inderjit Kaul to our board of directors at this key stage in the development of roluperidone for the treatment of negative symptoms of schizophrenia,” said Dr. Remy Luthringer, Executive Chairman and Chief Executive Officer of Minerva Neurosciences. “Dr. Kaul is an experienced and successful global drug development leader, with expertise in regulatory, clinical and commercialization operations, in multiple therapeutic areas including, neurology, oncology and immunology. His recent experience overseeing the late-stage clinical development and commercialization of CobenfyTM, for the treatment of schizophrenia, will be invaluable as we prepare and execute the confirmatory study in negative symptoms of schizophrenia with roluperidone.”

Dr. Kaul was Senior Vice President, Late-Stage Clinical Development, Neuropsychiatry at Bristol Myers Squibb from March 2024 until May 2025, where he was responsible for developing and implementing the overall product development and clinical strategy for CobenfyTM for multiple indications including schizophrenia (adults and pediatrics), Bipolar Mania, Autism Spectrum Disorder, Post Marketing Requests and life cycle management. He led the development of a muscarinic agonist for the treatment of acute schizophrenia at Karuna Therapeutics from March 2020 until March 2024, resulting in FDA approval of CobenfyTM. Dr. Kaul is currently the Chief Medical Officer at Draig Therapeutics, where he leads the development of an AMPA receptor positive allosteric modulator for the treatment of Major Depressive Disorder. His expertise spans multiple therapeutic areas with a focus in neuroscience. Dr. Kaul holds an M.D. and an MPH from Harvard University.

“I am pleased to be joining Minerva Neurosciences at such an important time,” said Dr. Kaul. “Negative symptoms in schizophrenia is a significant unmet need and there are currently no FDA approved treatments for those patients with impairing negative symptoms. I look forward to working with the Minerva Neurosciences team to progress roluperidone through a confirmatory phase 3 trial and, if approved, bringing this treatment to patients.”

About Negative Symptoms of Schizophrenia

Schizophrenia is a complex and disabling psychiatric disorder that affects millions of adults worldwide imposing a substantial health, social, and economic burden. Symptoms of schizophrenia are described in terms of positive, negative and cognitive symptoms.

Negative symptoms are extremely debilitating and ultimately prevent people from being able to live independently. Negative symptoms include blunted affect, alogia, avolition, anhedonia, and asociality. People suffering with impairing negative symptoms often require comprehensive care from healthcare systems and families and experience a reduced quality of life including significantly greater conceptual disorganization and psychosis, increased likelihood of hospitalization, poorer social functioning, pronounced social cognitive impairment, increased likelihood of unemployment or low-quality employment.

Approximately 50% to 60% of people living with schizophrenia experience at least one primary/disease related negative symptom. Although antipsychotics have been shown to reduce positive symptoms (i.e., delusions and hallucinations) and can reduce secondary negative symptoms (i.e., the negative symptoms associated with psychosis, delusions and treatment with antipsychotics) the primary negative symptoms (i.e., fundamental to the disease) do not respond to antipsychotics. While several antipsychotics are approved by the FDA for the treatment of schizophrenia, none are specifically approved to treat negative symptoms, which the FDA has acknowledged is currently an unmet medical need.

Forward-Looking Safe Harbor Statement

This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, reflect management’s expectations as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include, but are not limited to, statements herein with respect to implied or express statements regarding the aggregate amount of proceeds to be received from Minerva’s recent fundraising, Minerva’s expected funding through the confirmatory Phase 3 trial for roluperidone, the resubmission of its NDA to the FDA and its preparation for US commercial launch of roluperidone, if approved; Minerva’s belief in roluperidone’s potential as a safe and effective therapy for the treatment of negative symptoms of schizophrenia and critical need and market opportunities for such treatment; and the anticipated role of Dr. Kaul and the potential to advance Minerva’s drug development objectives. These forward-looking statements are based on our current expectations and may differ materially from actual results due to a variety of factors including, without limitation, Minerva’s future financial performance and position may not improve, resulting in difficulties in implementing Minerva’s business strategy, and plans and objectives for future operations; the expected sufficiency of Minerva’s existing cash resources and runway may not be accurate resulting in the need for additional financing sooner than anticipated or unexpected liquidity constraints; the internal and external costs required for Minerva’s ongoing and planned activities, and the resulting impact on expense and use of cash, may be higher than expected, which may cause the company to use cash more quickly than expected or to change or curtail some of Minerva’s plans or both; trials and studies may be delayed and may not have satisfactory outcomes, and earlier trials and studies may not be predictive of later trials and studies; the design and rate of enrollment for clinical trials, including the current design of the confirmatory Phase 3 trial evaluating roluperidone may not enable successful completion of the trial(s); the commercial opportunity for roluperidone in negative symptoms of Schizophrenia may be smaller than anticipated; Minerva may be unable to obtain and maintain regulatory approvals; Minerva may experience uncertainties inherent in the initiation and completion of clinical trials and clinical development; the need to align with collaborators or partners may hamper or delay development and regulatory efforts or increase costs; uncertainties of patent protection and litigation; general economic conditions; and other factors that are described under the caption “Risk Factors” in Minerva’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on February 25, 2025, as updated by its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. Copies of reports filed with the SEC are posted on Minerva’s website at http://ir.minervaneurosciences.com/. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

Contact:

Investor inquiries:

Frederick Ahlholm

Chief Financial Officer

Minerva Neurosciences, Inc.

info@minervaneurosciences.com

Media inquiries:

Helen Shik

Principal

Shik Communications LLC

helen@shikcommunications.com